Exhibit 99.1

GSI GROUP INC.

Sales and Gross Profit by Reportable Segment

(UNAUDITED)

The following table sets forth the external sales, gross profit and gross profit margin for each of our reportable segments for the periods noted (dollars in thousands):

	Three Months Ended				Twelve Months Ended	Three Months Ended		Six Months Ended
	April 1, 2011	July 1, 2011	September 30, 2011	December 31, 2011	December 31, 2011	March 30, 2012	June 29, 2012	June 29, 2012
Sales:
Laser Products	$26,875	$29,971	$29,763	$26,305	$112,914	$25,715	$26,299	$52,014
Precision Motion and Technologies	50,628	52,638	48,941	39,175	191,382	39,471	44,080	83,551

Total	$77,503	$82,609	$78,704	$65,480	$304,296	$65,186	$70,379	$135,565

Gross profit:
Laser Products	$10,153	$12,332	$11,719	$9,744	$43,948	$9,264	$8,612	$17,876
Precision Motion and Technologies	24,027	25,198	23,374	18,543	91,142	18,599	22,290	40,889
Corporate (1)	(438)	(530)	(508)	(514)	(1,990)	(182)	(235)	(417)

Total	$33,742	$37,000	$34,585	$27,773	$133,100	$27,681	$30,667	$58,348

Gross profit percentages:
Laser Products	37.8%	41.1%	39.4%	37.0%	38.9%	36.0%	32.7%	34.4%
Precision Motion and Technologies	47.5%	47.9%	47.8%	47.3%	47.6%	47.1%	50.6%	48.9%

Total	43.5%	44.8%	43.9%	42.4%	43.7%	42.5%	43.6%	43.0%

(1)	Corporate costs primarily represent unallocated overhead related to discontinued operations.